EXHIBIT 10.3
                                 ------------

           AGREEMENT BETWEEN SIMPSON STRONG - TIE CO., INC. AND
                   SHEET METAL WORKERS' LOCAL NO. #371

              FOR THE PERIOD JULY 18, 1997 TO JULY 17, 2000

                           TABLE OF CONTENTS

ARTICLE I           PURPOSE .............................. Page 3

ARTICLE II          JURISDICTION .........................      3

ARTICLE III         UNION SECURITY .......................      3

ARTICLE IV          CHECK-OFF ............................      4

ARTICLE V           HOURS AND OVERTIME ...................      4

ARTICLE VI          WAGES ................................      5

ARTICLE VII         FUNERAL LEAVE ........................      6

ARTICLE VIII        HOLIDAYS .............................      7

ARTICLE IX          JURY SERVICE .........................      8

ARTICLE X           VACATIONS ............................      8

ARTICLE XI          SHIFTS ...............................      9

ARTICLE XII         GRIEVANCE PROCEDURE ..................     10

ARTICLE XIII        ACCESS TO EMPLOYER ESTABLISHMENT .....     11

ARTICLE XIV         HEALTH CARE PLAN .....................     11

ARTICLE XV          PENSION PLAN .........................     12

ARTICLE XVI         INDUSTRIAL INJURIES ..................     12

ARTICLE  XVII       SENIORITY ............................     13

ARTICLE XVIII       SAFETY ...............................     14

ARTICLE XIX         LEAVE OF ABSENCE .....................     15

ARTICLE XX          GENERAL ..............................     15

ARTICLE XXI         DURATION OF AGREEMENT ................     17

     SIMPSON STRONG-TIE CO., INC., San Leandro Branch, 1450 Doolittle Rd, San Leandro, California, party of the first part, hereinafter sometimes called the "COMPANY", and SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION, LOCAL UNION NO. 371 OF NORTHERN CALIFORNIA, 60 Hegenberger Place, Oakland, California, party of the second part, hereinafter sometimes called the "UNION".

                              ARTICLE I
                               PURPOSE

     Section 1. This agreement, made and entered into by and between parties specified above, established by mutual consent of both parties specific rules and regulations to govern employment, wage scale, and working conditions of sheet metal production workers and helpers, shop cleaners and maintenance men, parties to and recognized under this Agreement. Office, clerical, professional, supervisors, guards, watchmen, as defined in the National Labor Relations Act are excluded from the terms of this Agreement.

     Section 2. It is understood that maintenance men and shop cleaners hired after July 13, 1985, will be required to join the Union. Further, it is agreed that in the event of a work stoppage all people in this classification may enter the plant at his/her option to only accomplish work within their normal jobs. If such employees are subsequently put to production work, the Union has the right to call all maintenance and cleaning employees under Union affiliation to leave the plant, regardless of whether they are in violation or not.

                              ARTICLE II
                             JURISDICTION

     Section 1. The terms of the Agreement are hereby recognized and accepted as binding on both parties hereto and shall apply in a manner and under conditions specified herein to manufacture, fabrication, and assembly of all types of louver and vent products and to all types of variations of timber connectors and any and all new products not now manufactured at the above location and all associated production work included in the jurisdictional claims of the Sheet Metal Workers' International Association and none but sheet metal workers and welders and recognized by the Union shall be employed on said work by the Company.

                            ARTICLE III
                           UNION SECURITY

     Section 1. The Company recognizes the Union as the sole representative of employees in classifications of work set forth in Article II of the Agreement.

     Section 2. Membership in the Union, as a condition of employment, is required after thirty (30) days following the beginning of employment or the execution date of the Agreement, whichever is later in the case of particular employee. The Company is free to hire irrespective of Union or non-Union affiliation. Membership in the Union shall be available to new employees on the same terms and conditions applicable to other employees. If the Company has reasonable grounds for believing that Union membership was denied or terminated for any reason other than the employee's failure to pay regular initiation fees or dues, it is not required to discharge any such employee.

     Section 3. The Company will notify the Union of anticipated openings. Applicants referred by the Union will be given consideration with all other applicants.

                           ARTICLE IV
                           CHECK - OFF

     Section 1. The Company shall, during the life of this Agreement, upon writtten authorization by the employee on a form approved by the Company and the Union, in conformance with the Labor Management Relations Act of 1947, as amended, deduct from the first pay period of each month, Union dues in the amount as authorized by the Union, such Union dues shall be for the following month.

     Section 2. Initiation Fee: The Company shall deduct initiation fees, upon written authorization by the employee for twenty (20) weeks starting with the second pay period from the date of hire in the amount as authorized by the Union.

     Section 3. New Hires: The Employer shall direct all newly-hired employees to the office of the Union. The Union will then dispatch the employees with two (2) copies of a clearance form, one (1) copy going to the Company, and the other to the Shop Steward.

     Section 4. No later than ten (10) days after such deduction, on a form provided by the Union, the Company shall remit to the Union a check in the total amount of dues and initiation fees which have been deducted, together with a list of names of the employees from whose pay said dues and initiation fees have been deducted and the amount deducted from each. Initiation fees and Union dues can be included in the same check mailed ten
(10) days after deduction for union dues.

     Section 5. All bargining unit employees shall receive once each calendar month a supplemental payment as follows: Effective January 1, 1997, ten cents ($.10) per hour for each hour paid. The Company shall forward the supplemental payment to the Local Union once each calendar month for the preceeding month hours paid as a supplemental dues payment.

                             ARTICLE V
                         HOURS AND OVERTIME

     Section 1. The regular shift for Day and Swing shifts will consist of eight (8) hours, with a one-half (1/2) unpaid meal period. (The regular shift for Midnight will consist of eight (8) hours, with a one-half (1/2) hour paid meal period.) A shift starting time will be established for each shift in each department. The starting time for day shift shall be at 7:00 a.m., plus or minus one (1) hour. The starting time for swing shift will 3:00 p.m., plus or minus one (1) hour. The start time for the midnight shift will be 11:00 p.m., plus or minus one (1) hour. The fixed starting time for any shift may only be changed by mutual consent of the employees involved and the Company. In the event of a change in starting time, special needs may be accommodated, if possible, by agreement between the affected employee and the Company. Personal emergencies will be accommodated by the Company, if possible. It will not be the intent of this section to offset overtime.

     Section 2. The first eight (8) hours of work on a given day shall be compensated at regular pay. All hours worked over eight (8) but less than twelve (12) on a given work day shall be compensated at time and one-half (1.5 rate). All hours worked over twelve (12) on a given work day shall be compensated at double time (2.0 rate). Any employee who starts work before the regular starting time on any shift shall be compensated at time and one-half (1.5 rate) after eight (8) hours. If sent home by the company before eight (8) hours worked, then any hours worked before his starting time shall be at time and one-half (1.5 rate).

     Section 3. For all hours worked on Saturday, time and one-half (1.5 rate) shall be paid and no employee shall be required to work in excess of eight (8) hours. Saturday hours in excess of eight (8) shall be by mutual consent of the Company and the employee involved and shall be compensated at double time (2.0 rate). All work performed on Sunday up to eight (8) hours will be compensated at double time (2.0 rate). All work performed on Sunday in excess of eight (8) will be by mutual consent of the employee involved and the Company, and shall be compensated at double time and one-half (2.5 rate).

     Section 4. All work in excess of eight (8) hours, Monday through Friday, shall be by mutual consent of the employee and the Company. Required overtime will be distributed among employees with preference given to those normally performing the work. The Company shall provide reasonable advance notice of required overtime.

     Section 5. There shall be no pyramiding of overtime. Nothing contained in this Agreement shall be interpreted as requiring a duplication or pyramiding of holiday, weekend, daily or weekly overtime payments involving the same hours of labor.

                            ARTICLE VI
                              WAGES

     Section 1. The following wage rates are established as the basic hourly rate for each department.

                           Effective       Effective       Effective
                           07/18/97        07/18/98        07/18/99
                           ---------       ---------       ---------

Warehouse/Production       $   15.40       $   15.75       $   16.10
Maintenance/Welding            15.85           16.20           16.55

     Section 2. A. Entry level wages and progression to basic rates for employees hired between 07/14/91 to 07/13/94 are as follows:

     1st four months:      $    7.00    5th four months:   $    9.00
     2nd four months:           7.50    6th four months:        9.50
     3rd four months:           8.00    7th four months:       10.00
     4th four months:           8.50    8th four months:       10.50
                                        Thereafter              Base

     Section 2. B. Entry level wages and progression to basic rates for employees hired after 07/18/94 are as follows:

     1st six months:       $    7.00    6th six months:    $    9.50
     2nd six months:            7.50    7th six months:        10.00
     3rd six months:            8.00    8th six months:        10.50
     4th six months:            8.50    After 60 months:       12.50
     5th six months:            9.00    After 72 months:        Base

     Entry level wages apply only to new hires with no previous employment history as a Sheet Metal Union production worker at Simpson Strong - Tie, San Leandro Branch.

     Section 3. A. Shift premiums for employees on the Swing shift will be eighty (80) cents per hour. Shift premiums for employees on the Midnight shift will be one (1) dollar per hour.

     Section 3. B. The Company reserves the right to pay any or all employees above the basic rate at the Company's discretion. Employees currently above the basic rate will continue to receive their current differential. Differentials based on specific jobs such as leads and setups can be removed when the person(s) are no longer performing these jobs.

     Section 4. Employees covered by this Agreement who report for work by the direction of the Company and are not placed to work, shall be entitled to two (2) hours' pay at the established rate. This provision, however, shall not apply under conditions over which the Company has no control.

     Section 5. The welder classification is recognized by the $.45 cents per hour premium over and above the normal scale for production workers. If an employee is classified as a welder, he/she will receive welder pay regardless of job assignment. If an employee's job is changed and is permanently reassigned to other work, his/her classification will be changed. In the event that an employee who is not classified as welder temporarily does welding work he/she will receive welder pay for the hours he/she welds. Such temporary assignment must be by mutual consent of the Company and employee.

     Section 6.  Foreman must approve all overtime.

                            ARTICLE VII
                           FUNERAL LEAVE

     Section 1. In the event of a death in the immediate family for any employee who has attained senority, he/she will, upon request, be granted a leave of three (3) working days immediately following such a death. The employee on such leave will receive eight (8) hours' pay for those days at his/her normal rate of pay. This provision does not apply if the employee is on leave of absence or layoff.

     A. For purposes of this provision, the immediate family shall be restricted to father, mother, spouse, child, father-in-law, mother-in-law, stepson, stepdaughter, brother, sister, grandmother, grandfather, brother-in-law, and sister-in-law.

     Section 2. In the event that additional time is needed, a leave of absence may be applied for.

                           ARTICLE VIII
                             HOLIDAYS

     Section 1. The following legal holidays shall be recognized and observed within the territory covered by this Agreement on the date established by the Federal or State law.

          New Year's Day
          Presidents' Day
          Memorial Day
          Independence Day
          Labor Day
          Veterans' Day
          Thanksgiving Day
          Friday after Thanksgiving Day
          Day before Christmas Day
          Christmas Day
          Day before New Year's Day

     Section 2. When a holiday falls on a Saturday, it will be observed on the preceeding Friday. When a holiday falls on a Sunday, it will be observed on the following Monday.

     Section 3. Whenever a regular legal paid holiday falls on a Tuesday, Wednesday, or Thursday, employees shall have the option, with the Company's approval, of taking the Friday or Monday as the paid holiday, with the understanding that work performed on the regular holiday shall be paid at straight time.

     Section 4. An employee after completing thirty (30) calendar days of employment shall be paid for the above holidays at his normal rate of pay including shift differential and any other premiums, for a full shift, provided, however, that the employee shall have worked the full regularly scheduled work day before and after the holiday; except that if an employee is absent due to a medically certified illness, Company authorized absence, or is detained due to justifiable circumstances beyond his control, he shall not lose holiday pay as outlined above.

     Section 5. Work performed on holidays will be paid at double time (2) rate PLUS the regular straight-time holiday pay (1) for a total of triple time (3).

                           ARTICLE IX
                          JURY SERVICE

     Section 1. When a member of the Union working under the jurisdiction of the Agreement necessarily loses time from work because of jury service on a day on which he would normally have worked, he will be reimbursed by the Company for the difference between the pay received for jury service and his regular straight-time rate of pay for his regular scheduled hours of work. It is understood that such reimbursement shall exclude travel allowances and shall not be in excess or eight (8) hours per day of forty
(40) hours per week, less pay received for jury service.

     Section 2. In order to qualify for the benefits herein described, employees shall be required to provide the Company with a statement or certification from the clerk of the court attesting to the time rendered.

     Section 3. An employee called for jury service on any regular work day shall report to his employer for work for such time as may be available prior to the hour he is required to be in Court, and shall report back to his employer upon being excused for Court. An employee who fails to so report waives his right to reimbursement for time lost as herein provided.

     Section 4. Any Swing or Midnight shift employee who is on jury duty will be moved to day shift while he is on jury duty. He will continue to receive shift premium.

                          ARTICLE X
                          VACATIONS

     Section 1. Vacation and severance pay are hereby established under the following schedule, based on straight-time hourly rate of pay. Swing or Midnight shift time hourly rate of pay.

     Section 2. Any production employee who has worked for the Company for a period of one (1) year, and during that year worked a total of 1040 hours, shall be entitled to one (1) week's vacation, with pay. Any employee who either has not been employed continuously by the Company for one (1) year, or has not worked a total of 1,040 hours during that year shall not be entitled to two (2) weeks' vacation with pay. Any employee who either has not been employed continuously by the Company for one (1) year, or has not worked a total of 1,040 hours during that year shall not be entitled to any vacation.

     Section 3. Any production employee who has worked for the Company for a period of two (2) years or more and during that last year worked 1,040 hours or more, shall be entitled to two (2) weeks' vacation with pay.

     Section 4. Any employee who has completed at least six (6) years shall be entitled to the number of days of vacation shown in the following table. Partial weeks of vacation must be taken in conjunction with regularly scheduled weeks of vacation.

     Full Years of Service              Days of Vacation
     ---------------------              ----------------

              6 Years                          15
             10 Years                          16
             12 Years                          17
             14 Years                          18
             16 Years                          20
             20 Years                          21
             22 Years                          22
             24 Years                          23
             26 Years                          24
             28 Years                          25
     All Years thereafter                      25

     Section 5. Any employee who is discharged for cause, or who has less than 1,040 hours of employment and quits, will not be eligible for vacation or severance pay.

     Section 6. Vacation pay shall be paid on the payday preceeding the employee's vacation provided the employee has notified the Company of his/her request for such a payment by cutoff date for the payroll prior to his/her vacation.

     Section 7. Employees returning from layoff have a right to schedule time off without pay for up to the accrued vacaton which was paid at the time of layoff.

     Section 8. Individual vacation days may be used as sick days provided the employee calls before the start of the shift and has a verified signed doctor's certicate.

                             ARTICLE XI
                               SHIFTS

     Section 1. Shift work will be allowed in all classifications without restrictions on the following basis:

     Section 2. Employees on the day shift shall be compenstated at the rate specified in Article VI. Pay for a full day shift shall be a sum equivalent to eight (8) times the regular hourly rate.

     Section 3. Employees on the swing shift shall be compensated at the rate specified in Article VI plus the swing shift premium. Pay for a full swing shift shall be a sum equivalent to eight (8) times the regular hourly rate plus the swing shift premium.

     Section 4. Employees on the midnight shift shall be compensated at the rate specified in Article VI plus the midnight shift premium. Pay for a full midnight shift shall be a sum equivalent to eight (8) times the regular hourly rate plus the midnight shift premium.

     Section 5. IN THE EVENT THERE IS A THIRD SHIFT, THE COMPANY SHALL USE THE LEAST SENIOR QUALIFIED EMPLOYEES.


                            ARTICLE XII
                        GRIEVANCE PROCEDURE

     Section 1. The Company and the Union agree in the case of any and all grievances concerning rate of pay, hours, or working conditions, or the interpretation or application of this Agreement, the following procedure shall be followed:

     Section 2.  Definitions for use in ARTICLE XII only:

          Day Zero = The day of the occurrence, meeting, response, or other action which starts a process with a time limit.

          Day = A day ends at the end of the shift on which an employee normally works.
          Example: Day 1 for a day shift employee is the end of the day shift on the day after the incident occurs. All days are working days.

          Pay for Grievance Time = A single shop steward and the aggrieved employee may be paid for up to one (1) hour for handling a grievance at Step 1 and up to one (1) hour for Step
          2. The pay will be for actual time in meeting with foreman. Pay at Step 3 and beyond will be determined by the Union Business Representative and the appropriate manager.

     Step 1: When a grievable action occurs, the aggrieved employee must meet with the foreman to discuss the problem. This meeting must take place at least one (1) day after the incident and not more than five (5) days after the incident. The employee must clearly request a grievance meeting in a quiet place where communications can take place. Following this meeting, the foreman must provide a verbal response to the employee within one (1) day of the meeting.

     Step 2: If the aggrevieved employee is not satisfied with the response in Step 1, he/she may file a written greivance with the Shop Steward at least one (1) day after the reply is given in Step 1 and not more than five
(5) days after. The Shop Steward will IMMEDIATELY take the written grievance to the foreman and request a meeting. The foreman must hold such a meeting as soon as possible. The meeting may not be delayed more than 24 hours. The foreman must accommodate this request by meeting in a quiet place where communications can take place. The Shop Steward must be present and partcipate. Following this meeting, the foremen must provide a written response to the employee within four (4) days of the meeting.

     Step 3: If the aggrieved employee is not satisfied with the response in Step 2, he/she may request the matter be referred to the Business Representative of the local union. Such a request must be made at least one (1) day and not more that five (5) days after the receipt of the response given in Step 2. If the Business Representative agrees to handle the grievance, he will schedule a meeting with the Plant Manager within five (5) days of the receipt of the request. The meeting should be held as soon as the schedules of the people involved will permit. At this step, the plant manager and the Business Representative will determine who needs to attend the meeting. It is generally understood the aggrieved employee and the foreman will be involved. Following the meeting, the Plant Manager and the Business Represenative are jointly responsible for responding to the aggrieved employee in writing within ten (10) days of the 3rd Step meeting. NOTE: Time limits in Step 3 may be extended by mutual agreement of the Plant Manager and the Business Representative.

     Step 4: If the aggrieved employee is not satisfied with the response in Step 3, he/she may request the matter be referred to the Business Representative and the Branch Manager. Such a request must be made at least one (1) day and not more than five (5) days after the receipt of the response given in Step 3. The Business Representative and the Branch Manager shall attempt to reach a settlement before any other action is taken. There are no restrictions on the actions that can be taken at this step. However, if a meeting is needed, it shall be scheduled within five
(5) days of the receipt of the request by the Business Representative. Following the meeting or other resolution of the grievance at this step, the Branch Manager and the Business Representative are jointly responsible for responding to the aggrieved employee within ten (10) days of the meeting or other resolution. NOTE: Time limits in Step 4 may be extended by mutual agreement of the Branch Manager and the Business Representative.

     Step 5: Where settlement cannot be reached between the Company and the Union in a prior step, an effort will be made to have the grievance settled by use of the State Conciliation Service, or submitted to a single arbitrator for settlement. The decision of the impartial arbitrator shall be final and binding on both parties. All arbitration and/or conciliation expenses shall be shared equally by the Union and the Company. Pending such final settlement of the grievance, there shall be no lockout or strike by either party to this Agreement.

     Section 3.  Shop stewards shall not solicit grievances.

                           ARTICLE XIII
                 ACCESS TO EMPLOYER ESTABLISHMENT

     Section 1. It is hereby understood and agreed that a duly authorized representative of the Union shall have access to the shops and opportunity to discuss with employees, parties to this Agreement, matters of common interest in performance of their duties. Said privilege is to be so exercised that no unncecessary time be lost to the Company.

     Section 2. It is further understood and agreed that there shall be no discrimination against any member of the Union for union affiliation.

                            ARTICLE XIV
                          HEALTH CARE PLAN

     Section 1.  The Company agrees to contribute an amount specified in
Article XIV, Section 3, to the Sheet Metal Workers' of Northern California Benefit Trust Fund. Payments will be made on all straight-time hours worked. Holidays and Vacation Time will be considered time worked for the purpose of determining hours worked in this Article.

     Section 2. It is understood that the operation of the Sheet Metal Workers' Local 371 Benefit Trust Fund shall be under the supervision of a joint trusteeship of an equal number of employer and Union trustees.

     Section 3. The Company's only obligation will be to pay the following amounts in the Trust Fund. It is agreed that the maximum amount to be paid will be the amount to maintain the existing benefits of the below amount, whichever is less.

          01/18/97 to 07/17/98            $    2.55
          07/18/98 to 07/17/99                 2.67
          07/18/99 to 07/17/00                 2.79


                             ARTICLE XV
                            PENSION PLAN

     Section 1. The Company agrees to make contributions into the Northern California Sheet Metal Workers' Pension Trust as outlined below. It is understood and agreed that such contributions are the Company's only obligation.

          07/18/97 to 17/17/98            $    1.40/hour worked
          07/18/98 to 07/17/99                 1.45/hour worked
          07/18/99 to 07/17/00                 1.50/hour worked

     Section 2. The payments and contributions outlined in Section 1 of this Article shall be made in accordance with the applicable trust agreement and regulations adopted by the Board of Trustees of the applicable trust.

     Section 3. The payments provided for herein shall be made in accordance with the applicable Pension Trust Agreement and regulations adopted by the Board of Trustees of the Trust. The payments provided for herein are due on or before the tenth (10) day of the month following the month in which the work was performed, and each monthly payment shall included payments for all hours worked during the previous month. Payments are delinquent if not paid by the twentieth (20) day of the month following the month in which the work was performed.

     Section 4. All new employees hired after 07/18/94 will be limited to a hour $.50/hour worked pension. All new employees will receive full pension monies after 72 months of service.


                            ARTICLE XVI
                        INDUSTRIAL INJURIES

     Section 1. All industrial injuries, no matter how slight, must be reported to the foreman at the time that the injury occurs. Any employee sent home by the Company or Company physician because of an industrial injury or industrial disease shall be paid for the remainder of his shift.

     Section 2. The Company shall pay employees for reasonable appointment and travel time lost during regular working hours in visits to the doctor in the case of industrial injury or industrial disease only in cases when such appointments cannot be scheduled outside normal working hours. It is the employee's responsiblility to provide written verification from the doctor's office in such cases. Failure to provide such verification will result in the loss of pay until it is provided.

     Section 3. Any employee who is off work due to an industrial injury or an industrial disease shall be paid by the employer, commencing with the first day he is off work due to such injury or disease, an amount when added to Workman's Compensation which will equal 100% of the workers regular take-home pay. These payments will be based on a regular 40 hour week. Payments will be made for a period of three (3) weeks from the date of injury or whenever the employee returns to work whichever is sooner. However, this in only payable three (3) weeks per contract year with no carryover from year to year.

     Section 4. If the employee is admitted to a hospital within 24 hours for industrial injury or industrial disease, the payments will commence the day following the injury and will continue for a period of three (3) weeks from the date of injury or whenever the employee returns to work, whichever is sooner.

     Section 5. If the employee with industrial injury is released for light duty the Company agrees to place him in a light duty job consistent with his condition if such work can be found.

     Section 6. If an employee with an industrial injury or disease is released to light duty, the Company agrees to place him in a light duty job if one can be found. An employee refusing such light duty will be considered to have abandoned their job as of the date of the injury.

     Section 7. An employee failing for return to work from an industrial injury as scheduled, or who fails to communicate within twenty-four (24) hours with the Original, Signed Doctor's Certification on their condition and progress on a regular basis, shall be considered to have abandoned their job as of the date of the injury.

                             ARTICLE XVII
                              SENIORITY

     Section 1. The Company agrees to handle layoffs on the basis of senority provided that demonstrated ability and qualifications of the individual involved are consistent with the requirements of the position involved. In this section, departments are defined as Welding, Production and Warehouse. The Company agrees to initiate a cross-training program by department within six (6) months that will be available to all people who want to participate in it.

     Section 2. New employees shall be considered to be in training for three months from date of hire. During this period the Company may transfer, layoff or discharge such a training employee as it finds advisable, and such action shall not constitute a greivance against the Company.

     Section 3. Employees who are laid off due to lack of work, or other economic conditions, shall retain their senority and have recall rights for twelve (12) months provided they have worked for the Company for more than twelve (12) months.

     Employees who have less than twelve (12) months of work time with the Company shall retain seniority and have recall rights for three (3) months. The original hire date will be the seniority date for any employee who is "recalled" by the Company after his recall rights have expired, but shall not be extended for more than 12 months after recall rights have expired (3 months and 12 months). The seniority for employees who are "rehired" will be the new hire date.

     Section 4. Failure of any employee to report to work within five (5) days when called shall automatically cancel his seniority.

     Section 5. Seniority is defined as your hire date unless you quit, terminate, or are rehired.

     Section 6. Union Shop Steward: Shop Stewards will be recognized by the Company and will have super seniority when it comes to layoff. Union will provide the names to the Company.

                            ARTICLE XVIII
                                SAFETY

     Section 1.  Safety is one of the highest objectives of Simpson Strong
- Tie Company. It is agreed that the Union and the Company will establish and maintain an effective, dynamic safety program which will require active participation by all employees regardless of position. Program definition and administration will be a joint responsibility of the Union and the Company. Both the Company and the Union representative will have equal reponsibility and authority. Such programs will include all aspects of health and safety (including cleanliness of restrooms and lunch rooms) as well as plant safety, training, etc.

     Section 2. The Company agrees to continue to require pre-employment drug and alcohol screening of new employees and those recalled from layoff.

     Section 3. Employees may be requested to submit to drug and alcohol screening (subject to Article XII, Grievance Procedures) when there is a justifiable reason to believe an employee is working under the influence of drugs or alcohol. Justifiable reasons will be limited to industrial injury and to cases in which a person's behavior places him/her in danger of harming him/herself, a fellow employee, or the equipment. If the employee refuses to submit to screening, he/she can be sent home without pay. The shop steward must be present before any action is taken.

     Section 4. Employees who are determined to be under the influence of, or using drugs or alcohol while on company property may be terminated immediately. For purposes of this agreement, "under the influence" is defined as levels of alcohol or drugs in the employee's blood or urine that are detectable by standard tests.

     Section 5. An employee who is offered and accepts professional assistance in lieu of being fired, will be granted a leave of absence of up to thirty (30) days of treatment. Extensions may be granted upon application and with the recommendation of treating professionals. The total leave may not exceed ninety (90) days. Each employee may exercise this provision one (1) time only.


                              ARTICLE XIX
                           LEAVE OF ABSENCE

     Section 1. Leaves of absence shall be granted in cases of extreme emergency and such other times as the work load may permit. Leaves of up to three (3) months may be granted. Such leaves must be requested and approved in writing. The Company will notify the Union via a copy of the approval letter. Failure to return at the end of the leave period will be
considered as a resignation as of the first day of the leave.   While on
leave the employee may not engage in or seek other employment, or be self-employed. Employees who misrepresent facts to obtain or secure a leave of absence may be discharged.

     Section 2. In the event of a serious medical problem, as determined by the Company, the Company will automatically place the employee on a sixty (60) day leave of absence, with the understanding that the employee is to return to work as soon as he/she is medically able. If the employee is unable to return within sixty (60) days, an evalutaion will be made. If appropriate, the leave will be extended for up to sixty (60) days more. This process will continue until the employee has returned to work, or it has been determined that he/she will not be able to return to work, or a total twelve (12) months has been granted. If the employee is unable to return to work within (12) months, he/she will be administratively dropped from the payroll unless the Company and Union agree to a six (6) month extension.

                             ARTICLE XX
                              GENERAL

     Section 1. It is hereby understood and agreed that nothing included in this Agreement shall be interpreted, construed or applied in any way that will conflict with the provisions, requirements, purpose and intent of the Constitiution of the Sheet Metal Workers' International Association or with the obligations of its members in connection therewith. If the Constitution is revised which causes any section to be in violation of the constitiution, Article XX, Section 5, will apply.

     Section 2. All parties hereto mutually agree to cooperate fully, in every legal and proper way to establish and maintain, within the territory in which they shall operate a code of ethics and fair practices which will insure compliance with the specific terms of this Agreement, and to direct their efforts, individually and collectively, as circumstances may warrant and justify, to the elimination of unfair competition and destructive practices.

     Section 3. Except to the extent expressly abridged by a specific provsion of the Agreement, the Company reserves and retains, solely and exclusively, all of its common law rights to manage the business as such rights existed prior to the execution of this or any other previous agreement with the Union or any other union.

     The sole and exclusive rights of management shall include, but are not limited to, its rights to determine the existance or non-existance of facts which are the basis of a management decision, to determine prices of products, volume of production and methods of financing, to drop a product line, to establish or continue policies, practices, and procedures for the conduct of the business, and from time to time redetermine, the number, location, relation and types of its operations, and the methods, processed and materials to be employed, to discontinue processed or operations, or to discontinue their performance by employees of the Company, to determine the number of hours per day, or per week operation shall be carried on, to select and to determine the number of types of employees required; to assign work to such employees in accordance with the requirements determined by management; establish and change work schedules and assignments; to transfer, promote, or demote employees or to layoff, terminate, or otherwise relieve employees from duty for lack of work, other legitmate reasons, to determine the facts of lack of work, to make and enforce reasonable rules for the maintenance of discipline; to suspend, discharge, or otherwise discipline employees for just cause and otherwise to take such measures as management may determine to be necessary for the orderly, efficient, and profitable operation of the business all to the best regard of its employees.

     Section 4. The Company agrees that it is to the Company's advantage to perform as much of the work with its own employees as possible, and to that end the Company will make every effort to maintain maximum utilization of its plant and equipment. It is understood and agreed that there shall be no discrimination against any member of this Union for Union affiliation.

     Section 5. Should any part hereof, of any provisions contained herein be rendered or declared illegal, or any unfair labor practice by reason of any existing or subsequently enacted legislation or by any decree of a Court of competent jurisdiction or by the decision of any authorized governmental agency, including the National Labor Relations Board, such invalidation of such part of portions of this Agreement shall not invalidate the remaining proptions hereto, provided that upon such invalidation the parties immediately meet and negotiate substitute provisions for such parts or provision rendered or declared illegal or an unfair labor practice. The remaining parts or provisions shall remain in full force and effect.

     Section 6. The Company agrees that in the event the Company decides to suspend operations or move to another location which is more than fifty
(50) straight-line miles from the present location, the Company will notify the Union not less than thirty (30) days before such action takes place.
In this, the Company agrees to gain with the Union concerning severance pay for affected employees.

     Section 7. Swing shift shop stewards will be allowed to take 2 hours with pay in order to attend one monthly stewards' meeting.

     Section 8. A. During the life of this Agreement, the Union will not cause a strike or production stoppage of any kind, nor will any employee or emplyees take part in a strke, intentionally slow down in the rate of production, or in any manner cause interference with or stoppage of the employer's work, PROVIDED the employer follows the grievance procedure in
Article XII.

     B. Likewise, the Company agrees that there shall be no lockouts during the life of this Agreement, provided the Union follows the grievance procedure in Article XII.

     C. It shall be considered a violation of this Agreement if employees fail to report for work by reason of a legitimate, authorized picket line established by another union which has a collective bargaining agreement with the Company, except as provided for in Article I, Section 2. Except for the above, the Union shall not observe a picket line placed for organizational or any other purpose.

                            ARTICLE XXI
                       DURATION OF AGREEMENT

     Section 1. All provisions of this Agreement shall go into effect on July 18, 1997, and shall remain in effect until Midnight on July 17, 2000, and shall continue in force and effect from year to year thereafter, unless either party shall desire a change and shall file a notice in writing of changes desired at least sixty (60) days prior to subsequent year ending July 17, and the established wage scales and conditions specified herein shall continue in force and effect pending negotiations and settlement of any proposed changes desired by either party.

     Section 2. In Witness and testimony of the provisions and terms mutually agreed upon and specified herein, the duly authorized officers and/or representatives of both parties hereby affix their signatures this 30th day of December 1996.

     SIMPSON STRONG - TIE               SHEET METAL WORKERS'
     SAN LEANDRO BRANCH                 INTERNATIONAL ASSOCIATION
                                        LOCAL UNION NO. #371

     By:  /s/Murray Daniels             By:  /s/Christopher Boreliz
          ------------------------           ------------------------
          Murray Daniels                     Christopher Boreliz

          /s/Edward Davis                    /s/Keenan Fincher
          ------------------------           ------------------------
          Edward Davis                       Keenan Fincher

          /s/Michael Plunk                   /s/Maryiln Caluya
          ------------------------           ------------------------
          Michael Plunk                      Maryiln Caluya

          /s/Robert O'Connor                 /s/Louie Liwanag
          ------------------------           ------------------------
          Robert O'Connor                    Louie Liwanag

                                             /s/Nelson Martin
                                             ------------------------
                                             Nelson Martin


                                             /s/Clarence Garcia
                                             ------------------------
                                             Clarence Garcia

    ADDENDUM TO THE PRESENT COLLECTIVE BARGAINING AGREEMENT BETWEEN
        SIMPSON STRONG-TIE AND SHEET METAL WORKERS' LOCAL #371

Article IV.  Check-Off

     Section 5. All bargaining unit employees shall receive once each calender month a supplemental payment as follows: Effective January 1, 1997, ten cents ($.10) per hour for each hour paid. The Company shall forward the supplemental payment to the Local Union once each calendar month for the preceding month hours paid as a supplemental dues payment.

Article VI.  Wages

     All employees shall receive a fifty-cent ($.50) pay increase across the board effective January 1, 1997

Article XI.  Shifts

     Section 5. In the event there is a third shift, the Company shall use the least senior qualified employees.

Article XV.  Pension

     The pension shall be increased for all employees effective January 1, 1997, ten cents ($.10) per hour.

     All employees shall receive a $500.00 signing bonus effective January 1, 1997.


     SIMPSON STRONG - TIE               SHEET METAL WORKERS'
     SAN LEANDRO BRANCH                 INTERNATIONAL ASSOCIATION
                                        LOCAL UNION NO. #371

     By:  /s/Murray Daniels             By:  /s/Christopher Boreliz
          ------------------------           ------------------------
          Murray Daniels                     Christopher Boreliz

          /s/Edward Davis                    /s/Keenan Fincher
          ------------------------           ------------------------
          Edward Davis                       Keenan Fincher

          /s/Michael Plunk                   /s/Maryiln Caluya
          ------------------------           ------------------------
          Michael Plunk                      Maryiln Caluya

          /s/Robert O'Connor                 /s/Louie Liwanag
          ------------------------           ------------------------
          Robert O'Connor                    Louie Liwanag

                                             /s/Nelson Martin
                                             ------------------------
                                             Nelson Martin


                                             /s/Clarence Garcia
                                             ------------------------
                                             Clarence Garcia